Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Viisage Technology, Inc. of our reports dated February 24, 2006 relating to the consolidated financial statements of Integrated Biometric Technology, Inc. (a Subchapter S Corporation), for the nine months ended September 30, 2005 and the year ended December 31, 2004, which are contained in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Seidman, LLP

Memphis, Tennessee

March 31, 2006